UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Energy Services of America Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4606266
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 West 3rd Avenue
Huntington, West Virginia	25701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value per share	The Nasdaq Stock Market, LLC
(Title of each class to be so registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

Energy Services of America Corporation (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.0001 par value per share, to be registered hereunder contained in Exhibit 4.2 Description of Common Stock to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the Securities and Exchange Commission on December 20, 2019.

Item 2.  Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: March 22, 2022	By:	/s/ Charles Crimmel
Charles Crimmel Chief Financial Officer